EXHIBIT 99.1

TOR Minerals International Reports Second Quarter Financial Results

CORPUS CHRISTI, Texas, July 30, 2015 – TOR Minerals International, Inc. (Nasdaq: TORM), producer of high performance specialty minerals, today announced its financial results for the second quarter ended June 30, 2015. Highlights for the second quarter of 2015 as compared to the second quarter of 2014 include:

  2Q15 revenue decreased 20 percent to $10.0 million
  2Q15 net loss of ($107,000) versus 2Q14 net income of $153,000
  2Q15 diluted loss per share of ($0.04) versus 2Q14 earnings per share of $0.04
  Book value was $11.38 per share at 6/30/15

Revenue by Product Group (in 000's)	2Q15	2Q14	% Change
Specialty Aluminas	$4,298	$6,227	-31%
Barium Sulfate and Other Products	2,394	2,567	-7%
TiO2 Pigments	3,271	3,598	-9%
Total	$9,963	$12,392	-20%

During the second quarter ended June 30 2015, net sales were $10.0 million, a 20 percent decrease compared to the same period a year ago and two percent decrease sequentially from the first quarter of 2015.  The negative effect of foreign currency translation and changes in the order patterns of a large customer made for difficult year-over-year comparisons in the Specialty Aluminas product group.  Negative comparisons in foreign currency were also responsible for approximately two-thirds of the decrease in Barium Sulfate and Other Product sales, and approximately one-third of the decrease in TiO2 Pigment sales.  To a lesser extent, year-over-year revenue comparisons were also negatively affected by lower unit volumes across all product categories.

During the second quarter of 2015, gross margin was 9.6 percent of sales, versus 12.2 percent during the same period last year, and 8.8 percent during the first quarter of 2015.  The year-over-year decrease in gross margin was primarily related to lower levels of plant utilization, lower average selling prices and lower unit volumes. The sequential improvement in gross margin from the first quarter of 2015 was primarily related to a lower average unit production costs.  Operating expenses decreased 7 percent to $1.1 million, primarily related to a decrease in staffing levels and selling expenses.  Second quarter net loss was ($107,000), or ($0.04) per diluted share, as compared to a net income of $153,000, or $0.04 per share, during the same period a year ago.

“Despite the difficult revenue and income/loss comparisons and challenging market environment for our TiO2 business, we are maintaining and adding new customers and new applications for our high-performance specialty alumina and barium sulfate products, which gives us confidence that the long-term health of our business and opportunities for growth remain strong,” commented Dr. Olaf Karasch, Chief Executive Officer. “We expect our specialty alumina and barium sulfate business to resume volume growth from current levels and we remain optimistic about the outlook for these categories for the next several years.  To meet anticipated demand for existing and new specialty alumina applications, we are currently in the process of expanding our production capacity.  Our TiO2 revenue is likely to continue to be negatively affected by softer demand trends and pricing pressure across the industry.  We are selling through TiO2 inventories that were produced last year which have a higher cost basis and expect margins in this business to improve in the coming quarters to reflect a reduction in raw material costs and the significant steps we have taken to reduce production costs.  Overall, we intend to drive improvement in returns with faster inventory turnover and lower production costs, while refocusing investment in areas that can provide opportunities for significant growth and contribute attractive returns.”

TOR Minerals will host a conference call at 4:00 p.m. Central Time on July 30, 2015, to further discuss second quarter results. The call will be simultaneously webcast, and can be accessed via the Investor section on the Company's website, www.torminerals.com.  Investors and interested parties may participate in the call by dialing 877-407-8033 and referring to conference ID # 13613905.

Headquartered in Corpus Christi, Texas, TOR Minerals International is a global manufacturer and marketer of specialty mineral and pigment products for high performance applications with manufacturing and regional offices located in the United States, Netherlands and Malaysia.

This statement provides forward-looking information as that term is defined in the Private Securities Litigation Reform Act of 1995, and, therefore, is subject to certain risks and uncertainties. There can be no assurance that the actual results, business conditions, business developments, losses and contingencies and local and foreign factors will not differ materially from those suggested in the forward-looking statements as a result of various factors, including market conditions, general economic conditions, including the present slowdown in U.S. construction and the risks of a general business slow down or recession, the increasing cost of energy, raw materials and labor, competition, the receptivity of the markets for our anticipated new products, advances in technology, changes in foreign currency rates, freight price increase, commodity price increases, delays in delivery of required equipment and other factors.

Investor Relations Contact

Dave Mossberg
Three Part Advisors, LLC
817 310-0051

TOR Minerals International, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
NET SALES	$9,963	$12,392	$20,078	$25,524
Cost of sales	9,010	10,885	18,231	21,865
GROSS MARGIN	953	1,507	1,847	3,659
Technical services, research and development	44	54	99	100
Selling, general and administrative expenses	1,039	1,114	2,091	2,227
OPERATING INCOME (LOSS)	(130)	339	(343)	1,332
OTHER EXPENSE:
Interest expense, net	(60)	(95)	(140)	(190)
Gain (Loss) on foreign currency exchange rate	1	(57)	23	(61)
Other, net	9	-	9	5
Total Other Expense	(50)	(152)	(108)	(246)
INCOME (LOSS) BEFORE INCOME TAX	(180)	187	(451)	1,086
Income tax (benefit) expense	(73)	34	(154)	226
NET INCOME (LOSS)	$(107)	$153	$(297)	$860

Earnings (loss) per common share:
Basic	$(0.04)	$0.05	$(0.10)	$0.29
Diluted	$(0.04)	$0.04	$(0.10)	$0.25
Weighted average common shares outstanding:
Basic	3,014	3,014	3,014	3,014
Diluted	3,014	3,402	3,014	3,407

TOR Minerals International, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except per share amounts)

	June 30, 2015	December 31, 2014
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$891	$2,657
Trade accounts receivable, net	4,918	4,915
Inventories, net	16,349	20,175
Other current assets	1,260	752
Current deferred tax asset, domestic	30	37
Current deferred tax asset, foreign	44	54
Total current assets	23,492	28,590
PROPERTY, PLANT AND EQUIPMENT, net	19,585	18,889
DEFERRED TAX ASSET, foreign	772	662
OTHER ASSETS	20	22
Total Assets	$43,869	$48,163

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,700	$3,318
Accrued expenses	1,062	1,832
Notes payable under lines of credit	2,140	886
Export credit refinancing facility	1,047	2,777
Current maturities of long-term debt – financial institutions	808	1,113
Total current liabilities	7,757	9,926
LONG-TERM DEBT - FINANCIAL INSTITUTIONS	1,223	1,607
DEFERRED TAX LIABILITY, domestic	599	618
Total liabilities	9,579	12,151
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
Common stock $1.25 par value: authorized, 6,000 shares; 3,014 shares issued and outstanding at June 30, 2015 and December 31, 2014	3,767	3,767
Additional paid-in capital	29,577	29,503
Retained earnings	802	1,099
Accumulated other comprehensive income:
Cumulative translation adjustment	144	1,643
Total shareholders' equity	34,290	36,012
Total Liabilities and Shareholders' Equity	$43,869	$48,163

TOR Minerals International, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Six Months Ended June 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$(297)	$860
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	1,413	1,701
Stock-based compensation	75	70
Deferred income tax (benefit) expense	(157)	319
Change in inventory reserve	-	(170)
Provision for bad debts	-	(7)
Changes in working capital:
Trade accounts receivables	(117)	(1,777)
Inventories	2,971	3,107
Other current assets	(540)	(713)
Accounts payable and accrued expenses	(1,093)	45
Net cash provided by operating activities	2,255	3,435

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, plant and equipment	(3,104)	(901)
Net cash used in investing activities	(3,104)	(901)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from lines of credit	2,472	1,728
Payments on lines of credit	(1,152)	(2,494)
Proceeds from export credit refinancing facility	3,231	4,513
Payments on export credit refinancing facility	(4,772)	(4,981)
Payments on capital leases	-	(9)
Proceeds from long-term bank debt	-	236
Payments on long-term bank debt	(531)	(663)
Proceeds from the issuance of common stock and exercise of common stock options	-	11
Net cash used in financing activities	(752)	(1,659)
Effect of foreign currency exchange rate fluctuations on cash and cash equivalents	(165)	30
Net increase (decrease) in cash and cash equivalents	(1,766)	905
Cash and cash equivalents at beginning of period	2,657	2,920
Cash and cash equivalents at end of period	$891	$3,825

Supplemental cash flow disclosures:
Interest paid	$140	$191
Income taxes paid	$560	$70